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Exhibit 10.15

[EXECUTIVE]

OFFER UNDER THE
NON-QUALIFIED STOCK OPTION PLAN
(EFFECTIVE DECEMBER 1, 1998) AND THE
2002 NON-QUALIFIED STOCK OPTION PLAN OF IHS GROUP INC.

THIS OFFER WILL EXPIRE
AT 11:59 PM, EASTERN TIME, ON THURSDAY, DECEMBER 23, 2004,
UNLESS IHS GROUP INC. EXTENDS THE OFFER.

        IHS Group Inc., a Colorado corporation ("IHS"), is making this offer upon the terms and subject to the conditions set forth in this Offer Plan (this "Offer Plan") and in the related Letter of Transmittal (the "Letter of Transmittal," which together with the Offer Plan, as they may be amended or supplemented from time to time, constitute the "Offer").

        THE INFORMATION IN THIS OFFER IS CONFIDENTIAL, PARTICULARLY INFORMATION WITH RESPECT TO A POTENTIAL INITIAL PUBLIC OFFERING. YOU SHOULD NOT DISCLOSE THIS INFORMATION TO ANYONE OTHER THAN YOUR LEGAL, INVESTMENT AND/OR TAX ADVISORS.

        IHS IS NOT MAKING THE OFFER TO, NOR WILL IHS ACCEPT ANY TENDER OF OPTIONS OR SHARES FROM OR ON BEHALF OF, ANY OPTION HOLDERS OR HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF OPTIONS OR SHARES, OR THE DELIVERY OF RESTRICTED STOCK, WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

THE DATE OF THIS OFFER PLAN IS NOVEMBER 22, 2004.

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SUMMARY TERM SHEET

        The following are answers to some of the questions that you may have about the Offer. We urge you to read carefully the remainder of this Offer Plan and the accompanying Letter of Transmittal because the information in this summary is not complete and additional important information is contained in the remainder of this document and the Letter of Transmittal.

WHAT ARE WE OFFERING?

        We are offering to exchange all outstanding stock options to purchase shares of our Class A non-voting common stock ("IHS Shares") that were granted:

  •
  to certain senior executives; and

  •
  under the Non-Qualified Stock Option Plan (effective December 1, 1998) and the 2002 Non-Qualified Stock Option Plan of IHS Group Inc. (each an "Option Plan" and together the "Option Plans"),

and IHS Shares previously acquired upon the prior exercise of such an option. If you are a current senior executive and you accept this offer, then you will receive the following:

  •
  for every IHS Share underlying your outstanding option with an exercise price lower than $9.42 per share granted under an Option Plan, regardless of whether such options are vested or unvested, you will receive cash in the amount equal to the excess of $9.42 over the per share exercise price of such option;

  •
  for every IHS Share that you previously acquired upon the exercise of an option granted under an Option Plan and currently hold, you will receive $9.42 in cash, which amount (to the extent applicable) will be first applied to the repayment of the principal amount of your loan in connection with your prior option exercise (we will forgive the accrued interest on the principal amount of the loan);

  •
  for every IHS Share that you previously acquired and surrendered in order to satisfy your payroll tax withholding in connection with your prior exercise of an option granted under an Option Plan, you will receive an additional $0.42 in cash; and

  •
  for every three IHS Shares underlying your outstanding options granted under an Option Plan (or previously acquired upon the exercise of an option), regardless of whether such options are vested or unvested, and regardless of their exercise price, you will receive one restricted share of the Class A common stock of IHS Group Inc., a Delaware corporation formerly known as "HAIC Inc." (the "Company") ("Company Share") upon specified terms and conditions.

        If you wish to accept the Offer, then you must tender:

  •
  all of your outstanding options for the full number of IHS Shares subject to those options; and

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  if you hold any IHS Shares previously acquired upon the exercise of an option, all of those IHS Shares,

on or before the expiration of the Offer, currently scheduled for Thursday, December 23, 2004. The Offer is not conditioned upon any minimum threshold number of options or IHS Shares being tendered, but is subject to conditions that we describe in Section 5 of this Offer Plan.

HOW DID WE ARRIVE AT THE $9.42 PER IHS SHARE AMOUNT?

        In accordance with the terms of the Option Plans, the committee administering the Option Plans determined the fair market value of an IHS Share on the most recent fair market value determination date under the Option Plans to be $9.42.

WHY ARE WE MAKING THE OFFER?

        We are currently considering a possible initial public offering (an "IPO"). Upon a review of our incentive programs and consultation with our advisors, including our compensation consultants, we believe this Offer will more closely align our programs with the incentive programs of public companies. We are also making this Offer in order to provide you with an opportunity to obtain an equity stake in the Company and, if applicable, cash. The Company is the indirect parent company of IHS and, if there were to be an IPO of the IHS enterprise, it would likely be the Company stock that would be offered and sold to the public.

UNDER WHAT CIRCUMSTANCES WILL I RECEIVE AN EQUITY STAKE IN THE IHS ENTERPRISE?

        If you accept the Offer, then you will receive an equity stake in the IHS enterprise. For every three IHS Shares underlying your options granted under an Option Plan (or previously acquired upon the exercise of such an option), you will receive one restricted Company Share upon terms and conditions specified in the next paragraph. No fractional restricted Company Shares will be issued or delivered pursuant to this Offer. As a result, you may forfeit up to two IHS Shares underlying your options granted under an Option Plan (or previously acquired upon the exercise of such an option) without the grant of a restricted Company Share in exchange.

        You will receive your restricted Company Shares regardless of whether your options are vested or unvested, and regardless of their exercise price, as soon as reasonably practicable following the expiration of the Offer (unless the Offer is extended). The expiration of the Offer is currently scheduled for Thursday, December 23, 2004. Subject to the following sentence, your restricted Company Shares will vest (i.e., become unrestricted) in accordance with the following schedule:

  •
  one-third of the total number of restricted Company Shares that you receive pursuant to this Offer will vest on the 211th day following an IPO of the Company (the vesting of a fractional restricted Company Share will be rounded up to the nearest whole Company Share);

  •
  one-third of the total number of restricted Company Shares that you receive pursuant to this Offer will vest on the first anniversary of an IPO of the Company (the vesting of a fractional restricted Company Share will be rounded up to the nearest whole Company Share);

  •
  the remaining number of restricted Company Shares that you receive pursuant to this Offer will vest on the second anniversary of an IPO of the Company;

  •
  if as of October 1, 2007, you continue to hold any restricted Company Shares, all such restricted Company Shares will vest as of such date.

        If your employment with IHS or the Company terminates for any reason other as a result of your death or Disability (as defined in Section 1 of this Offer Plan) before all of your restricted Company Shares vest, unless the board of directors of the Company (or a committee thereof) determines otherwise, you will forfeit your remaining unvested restricted Company Shares as of the date of your termination of employment. If your employment with IHS or the Company terminates as a result of your death or Disability:

  •
  before the vesting of any of your restricted Company Shares, then all of your restricted Company Shares will vest as of the first day any of your restricted Company Shares would have vested but for the termination of your employment; or

  •
  after the vesting of any of your restricted Company Shares, then all of your remaining restricted Company Shares will vest as of the day of your termination of employment.

UNDER WHAT CIRCUMSTANCES WILL I RECEIVE CASH?

        If you accept the Offer, then you will receive:

  •
  for every IHS Share underlying your option, regardless of whether such options are vested or unvested, cash in the amount equal to the excess of $9.42 over the per share exercise price of such option;

  •
  for every IHS Share that you previously acquired upon the exercise of an option granted under an Option Plan and currently hold, $9.42 regardless of the exercise price of such option, which amount (to the extent applicable) will be first applied to the repayment of the principal amount of your loan in connection with your prior option exercise (we will forgive the accrued interest on the principal amount of the loan); and

  •
  for every IHS Share that you previously acquired and surrendered in order to satisfy your payroll tax withholding in connection with your prior exercise of an option granted under an Option Plan, $0.42.

        You will not be required to be an employee or director of IHS or the Company to receive your cash.

IS IT POSSIBLE TO RECEIVE BOTH RESTRICTED COMPANY SHARES AND CASH?

        Yes. If (1) you have options with an exercise price lower than $9.42 per share or (2) you have IHS Shares from previously exercising options, and you accept the Offer, then you will receive both restricted Company Shares and cash.

CAN YOU SHOW ME SOME EXAMPLES?

        Example 1:    You have an outstanding option to purchase 300 IHS Shares granted under an Option Plan. The exercise price of this option is $5.38 per share. You have never exercised this option. If you accept the Offer, then you will tender this option to us and, in exchange, receive (1) 100 restricted Company Shares plus (2) $1,212 in cash, before any applicable withholding. The $1,212 in cash was derived by taking the excess of $9.42 over $5.38 (i.e., $4.04) and multiplying that by the number of IHS Shares underlying your option (i.e., 300 IHS Shares).

        Example 2:    You were granted an option to purchase 300 IHS Shares under an Option Plan. The exercise price of this option was $5.38 per share, and in March 2004, you exercised this option in full (i.e., you previously acquired 300 IHS Shares). You took a loan from IHS to purchase the IHS Shares in the amount of $1614 (i.e., $5.38 per share multiplied by 300). You surrendered 50 IHS Shares to satisfy your payroll tax withholding. If you accept the Offer, then you will tender your IHS Shares to us and, in exchange, receive (1) 100 restricted Company Shares plus (2) $762 in cash, before any applicable withholding. The $762 in cash was derived by:

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    taking $9.42 and multiplying that by the number of IHS Shares that you previously acquired and currently hold (i.e., 250 IHS Shares), which equals $2,355;

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    taking $0.42 and multiplying that by the number of IHS Shares that you previously acquired and surrendered (i.e., 50 IHS Shares), which equals $21;

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    repaying your loan in the principal amount of $1614; and

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    adding $2,355 and $21 and subtracting $1614, to get $762.

        Example 3:    You were granted an option to purchase 300 IHS Shares under an Option Plan. The exercise price of this option was $5.38 per share, and in March 2004, you exercised this option in part by acquiring 120 IHS Shares. You surrendered 20 IHS Shares to satisfy your payroll tax withholding.

You still hold an option to purchase 180 IHS Shares. If you accept the Offer, then you will tender your remaining option and your IHS Shares to us and, in exchange, receive (1) 100 restricted Company Shares plus (2) $1,677.60 in cash, before any applicable withholding. The $1,677.60 in cash was derived by:

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    taking the excess of $9.42 over $5.38 (i.e., $4.04) and multiplying that by the number of IHS Shares underlying your remaining option (i.e., 180 IHS Shares), which equals $727.20;

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    taking $9.42 and multiplying that by the number of IHS Shares that you previously acquired and currently hold (i.e., 100 IHS Shares), which equals $942.00;

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    taking $0.42 and multiplying that by the number of IHS Shares that you previously acquired and surrendered (i.e., 20 IHS Shares), which equals $8.40 and

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    adding $727.20 and $942.00 and $8.40, to get $1,677.60.

        Example 4:    You have an outstanding option to purchase 300 IHS Shares granted under an Option Plan. The exercise price of this option is $13.42 per share. You have never exercised this option. If you accept the Offer, then you will tender this option to us and, in exchange, receive 100 restricted Company Shares.

IF I CHOOSE TO ACCEPT THE OFFER, DO I HAVE TO TENDER ALL MY OPTIONS AND PREVIOUSLY ACQUIRED IHS SHARES?

        Yes. If you choose to accept the Offer, you must tender all of your outstanding options, for the full number of IHS Shares subject to the option, and any IHS Shares that you previously acquired upon exercise of an option.

CAN I TENDER OPTIONS THAT I HAVE ALREADY EXERCISED?

        No, you cannot tender an option that you have already fully exercised, but you can tender the IHS Shares that you previously acquired upon exercise of that option and continue to hold.

CAN I TENDER UNVESTED OPTIONS?

        Yes, you may tender your options, regardless of whether such options are vested or unvested.

WHEN WILL I RECEIVE MY RESTRICTED COMPANY SHARES AND, IF APPLICABLE, CASH?

        You will receive your restricted Company Shares and, if applicable, cash as soon as reasonably practicable following the expiration of the Offer (unless the Offer is extended). If your tender of options and/or IHS Shares is accepted prior to the expiration of the Offer, we may, in our sole discretion, pay your cash amount (if applicable) to you prior to the expiration of the Offer. The expiration of the Offer is currently scheduled for Thursday, December 23, 2004.

WHEN WILL MY RESTRICTED COMPANY SHARES VEST?

        Your restricted Company Shares will vest (i.e., become unrestricted) in accordance with the following schedule:

  •
  one-third of the total number of restricted Company Shares that you receive pursuant to this Offer will vest on the 211th day following an IPO of the Company (the vesting of a fractional restricted Company Share will be rounded up to the nearest whole Company Share);

  •
  one-third of the total number of restricted Company Shares that you receive pursuant to this Offer will vest on the first anniversary of an IPO of the Company (the vesting of a fractional restricted Company Share will be rounded up to the nearest whole Company Share);

  •
  the remaining number of restricted Company Shares that you receive pursuant to this Offer will vest on the second anniversary of an IPO of the Company;

  •
  if as of October 1, 2007, you continue to hold any restricted Company Shares, all such restricted Company Shares will vest as of such date.

        For example, if you were to receive 300 restricted Company Shares in the Offer and, hypothetically, an IPO of the Company were to occur on May 13, 2005:

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  100 of your restricted Company Shares would vest on December 10, 2005;

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  100 of your restricted Company Shares would vest on May 13, 2006; and

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  your remaining 100 restricted Company Shares would vest on May 13, 2007.

        However, if you are no longer employed by IHS or the Company as of the applicable vesting date, other than in the case of a termination of your employment resulting from your death or Disability, unless the board of directors of the Company (or a committee thereof) determines otherwise, you will forfeit all of your remaining restricted Company Shares as of the date of your termination of employment.

WHY AM I RECEIVING RESTRICTED COMPANY SHARES SUBJECT TO A VESTING SCHEDULE?

        While your restricted Company Shares will generally not be taxable to you upon your receipt, unrestricted Company Shares will be taxable to you immediately upon your receipt. If unrestricted Company Shares were granted to you sooner than the 211th day following an IPO, you might be subject to an underwriters' lock-up (which typically lasts for 210 days following an IPO), in which case, you would not be able to sell or otherwise transfer your Company Shares, even though you would have a tax liability with respect to those Company Shares. To avoid a situation where you would have to pay your taxes, without having the immediate resources to do so, we have designed the Offer so that you would only be liable for taxes at a time when you would actually be able to sell or otherwise transfer a sufficient number of Company Shares to cover your tax liability. In addition, our Board of Directors believes that the benefit of the restricted Company Shares should be realized by its senior executives who remain with IHS or the Company in the period leading up to the IPO and following an IPO of the Company. As long as you remain with IHS or the Company, your restricted Company Shares will by fully vested no later than October 1, 2007.

DO I NEED TO BE AN EMPLOYEE OF IHS OR THE COMPANY IN ORDER FOR MY RESTRICTED COMPANY SHARES TO VEST?

        Yes. If your employment with IHS or the Company terminates for any reason other as a result of your death or Disability before all of your restricted Company Shares vest, unless the board of directors of the Company (or a committee thereof) determines otherwise, you will forfeit your remaining unvested restricted Company Shares as of the date of your termination of employment.

DO I NEED TO BE AN EMPLOYEE OF IHS OR THE COMPANY IN ORDER TO RECEIVE MY CASH?

        No. You will not be required to be an employee of IHS or the Company to receive your cash.

WILL I BE ABLE TO TRANSFER MY RESTRICTED COMPANY SHARES?

        Generally, you will not be able to sell, transfer, pledge, assign or otherwise alienate or hypothecate your restricted Company Shares, unless the board of directors of the Company (or a committee thereof) permits their transfer. The two exceptions to this general rule are that you will be able to accomplish such transfers:

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    by will or by the laws of descent and distribution; or

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    to (1) a member of your immediate family (as defined in Rule 16a-1(e) under the U.S. Securities Exchange Act of 1934, as amended from time to time); (2) a trust in which one or more permitted transferees described in clause (1) in the aggregate have more then 50% of the beneficial interest; (3) a foundation in which one or more of the permitted transferees described in clause (1) and you in the aggregate control the management of the assets and (4) any other entity in which one or more permitted transferees described in clause (1) and you in the aggregate own more then 50% of the voting interests; provided that any permitted transferees described in any of the foregoing four clauses will be subject to the same terms and conditions of this Offer to which you are subject (e.g., restrictions on transfer, forfeiture, "put", "call" and "drag-along" rights, etc.).

Currently, we do not anticipate that the board of directors of the Company (or a committee thereof) will permit any other transfers of restricted Company Shares.

WILL I BE ABLE TO TRANSFER MY VESTED COMPANY SHARES PRIOR TO THE OCCURRENCE OF AN IPO OR A CHANGE IN CONTROL?

        If an IPO of the IHS enterprise or a Change in Control (as defined in Section 1 of the Offer Plan) has not occurred on or prior to October 1, 2007, you will have an opportunity to sell your Company Shares to the Company (and the Company will have an opportunity to buy your Company Shares) upon your notification to the Company (or upon the Company's notification to you), which notification must be delivered within 20 calendar days following October 1, 2007.

WILL I BE ABLE TO TRANSFER MY VESTED COMPANY SHARES FOLLOWING AN IPO?

        Yes, subject to whatever securities and other applicable laws and policies of the Company (e.g., a trading policy, a share retention policy) or contractual obligations (e.g., an underwriters' lock-up following an IPO), which may apply to you or a transfer of Company Shares by you.

WHAT ARE THE TAX CONSEQUENCES IF I TENDER MY OPTIONS?

        Generally, if you are a U.S. resident holder you will have the following tax consequences under current U.S. tax law for federal income tax purposes:

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    you will not be required to recognize income at the time that you tender your options or receive your restricted Company Shares in respect of those options (unless you make an election pursuant to Section 83(b) of the Internal Revenue Code to recognize ordinary income with respect to your restricted Company Shares upon receipt);

    •
    when your restricted Company Shares vest, you will recognize ordinary income (subject to withholding in the same manner as other compensation) equal to the fair market value of the Company Shares at the time of their vesting (unless you have earlier made an election pursuant to Section 83(b) of the Internal Revenue Code, in which case you will not have a tax event when your Company Shares vest, but rather, you will recognize capital gain or loss equal to the excess of (or difference between) the fair market value of the Company Shares at the time of their disposition and their fair market value at the time that you made your Section 83(b) election); and

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    if you receive any cash in respect of tendered options, then your cash will be taxable as ordinary income.

While this is generally the case, we recommend that you consult with your own tax advisor to determine the specific tax consequences to you of receiving restricted Company Shares.

WHAT ARE THE TAX CONSEQUENCES IF I TENDER MY PREVIOUSLY ACQUIRED IHS SHARES?

        Generally, if you are a U.S. resident holder you will have the following tax consequences under current U.S. tax law for federal income tax purposes:

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    you will not be required to recognize income at the time that you receive your restricted Company Shares in respect of the IHS Shares that you tender (unless you make an election pursuant to Section 83(b) of the Internal Revenue Code to recognize ordinary income with respect to your restricted Company Shares upon receipt);

    •
    when your restricted Company Shares vest, you will recognize ordinary income (subject to withholding in the same manner as other compensation) equal to the fair market value of the Company Shares at the time of their vesting (unless you have earlier made an election pursuant to Section 83(b) of the Internal Revenue Code, in which case you will not have a tax event when your Company Shares vest, but rather, you will recognize capital gain or loss equal to the excess of (or difference between) the fair market value of the Company Shares at the time of their disposition and their fair market value at the time that you made your Section 83(b) election);

    •
    you will recognize short-term capital gain (taxable at ordinary income rates) when you receive proceeds (i.e., $9.42 per share) in respect of your tendered IHS Shares in an amount equal to the proceeds received minus your tax basis in your IHS Shares (i.e., the fair market value of the IHS Shares when you received them upon exercise of options); and

    •
    when you receive $0.42 per IHS Share that you previously acquired and surrendered in order to satisfy your payroll tax withholding in connection with your prior exercise of an option granted under an Option Plan, such cash will be taxable as ordinary income (subject to withholding in the same manner as other compensation).

While this is generally the case, we recommend that you consult with your own tax advisor to determine the specific tax consequences to you of receiving restricted Company Shares.

WHAT ARE THE TAX CONSEQUENCES IF THE ACCRUED INTEREST ON MY LOAN IS FORGIVEN?

        Generally, if you are a U.S. resident holder, you will have the following tax consequences under current U.S. tax law for federal income tax purposes. The accrued interest on the principal amount of your loan that we forgive will be taxable to you as ordinary income at the end of the taxable year in which the forgiveness occurred (subject to withholding in the same manner as other compensation). While this is generally the case, we recommend that you consult with your own tax advisor to determine the specific tax consequences to you of our forgiving the accrued interest on the principal amount of your loan.

WHAT ARE THE TAX CONSEQUENCES IF I AM GOVERNED BY NON-U.S. TAX LAW?

        Tax laws in other countries may differ from those in the United States. We recommend that you consult your own tax advisor with respect to the foreign tax consequences of participating in the Offer.

ARE THERE ANY CONDITIONS TO THE OFFER?

        The Offer is not conditioned upon any minimum threshold number of options or IHS Shares being tendered. However, the Offer is subject to a number of other conditions with regard to events that could occur before the expiration of the Offer. These events include a change in accounting principles or a lawsuit challenging the Offer. These and various other conditions are more fully described in Section 5 of this Offer Plan.

WHAT HAPPENS IF A CHANGE IN CONTROL OF IHS OCCURS DURING THE PERIOD AFTER I HAVE TENDERED MY OPTIONS OR IHS SHARES BUT BEFORE I RECEIVE MY COMPANY SHARES?

        If we are acquired during the period between the date when you receive your restricted Company Shares (and, if applicable, cash) and the date when your restricted Company Shares vest, then the vesting of your restricted Company Shares will be accelerated such that your restricted Company Shares will vest in full immediately prior to the closing of the acquisition transaction, and you will participate in the acquisition to the extent of and in the same manner as all other stockholders of the Company.

WHAT HAPPENS IF I TENDER MY OPTIONS AND/OR IHS SHARES BUT THEY ARE NOT ACCEPTED?

        We reserve the right to reject any or all tenders of options and/or shares that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly and timely tendered options and/or shares.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER OPTIONS AND/OR IHS SHARES IN THE OFFER? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

        You have until 11:59 pm, Eastern Time, on Thursday, December 23, 2004 to tender your options and/or shares in the Offer. This means that you will be able to tender your options and/or shares at any time on or before Thursday, December 23, 2004, including during business hours on that Thursday; however, any options and/or Shares tendered on or after midnight on Friday, December 24, 2004 will not be accepted.

        We may, in our sole discretion, extend the Offer at any time, but we cannot assure you that the Offer will be extended or, if extended, for how long. If we extend the Offer, we will make a company-wide announcement (including to subsidiaries and our direct parent company) of the extension no later than 9:00 am, Eastern Time, on the next business day following the previously scheduled expiration date. If we extend the Offer, we may delay the acceptance of any options and/or IHS Shares that have been tendered.

HOW DO I TENDER MY OPTIONS AND/OR IHS SHARES?

        If you decide to tender your options and/or IHS Shares, we must receive, before the Offer expires, a properly completed and duly executed Letter of Transmittal, including any stock certificate(s) if applicable. Please mail, fax or hand deliver it to:

Susan Auxer
IHS Group Inc.
15 Inverness Way East,
Englewood, Colorado 80112
Facsimile: 303-792-9034
E-mail: susan.auxer@ihs.com

WHAT DOES OUR BOARD OF DIRECTORS THINK OF THE OFFER?

        Although our Board of Directors has approved the Offer, neither IHS, the Company nor our or their Board of Directors makes any recommendation as to whether or not you should tender your options and/or IHS Shares for exchange. You must make your own decision whether or not to tender your options and/or IHS Shares for exchange. For questions regarding tax implications or other investment-related questions, you should talk to your own legal, investment and/or tax advisors.

WHY AM I RECEIVING SO MANY DOCUMENTS IN CONNECTION WITH THIS OFFER? DO I HAVE TO REVIEW EVERYTHING?

        We are required to provide you with these documents to satisfy our legal obligations and the disclosure requirements of the Securities and Exchange Commission. While the documents may be lengthy, for your benefit as well as for our own, we recommend that you read this entire document and the related Letter of Transmittal carefully before deciding whether or not to exchange your options and/or IHS Shares.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

        You should direct questions about the Offer or requests for assistance or additional copies of the Offer Plan or the Letter of Transmittal to Susan Auxer at 303-397-2949 (tel) or susan.auxer@ihs.com (e-mail).

INTRODUCTION

        We are making this offer upon the terms and subject to the conditions set forth in this Offer Plan and in the related Letter of Transmittal.

        All tendered options and IHS Shares accepted by us pursuant to the Offer will be canceled and terminated.

        If you choose to accept the Offer, you must tender all of your outstanding options, for the full number of IHS Shares subject to the option, and any IHS Shares that you previously acquired upon exercise of an option. The Offer is not conditioned upon any minimum threshold number of options and/or IHS Shares being tendered. The Offer is subject to conditions that we describe in Section 5 of this Offer Plan.

THE OFFER

1.     THE OFFER; NUMBER OF OPTIONS; EXPIRATION DATE.

        In this offer, IHS is offering to exchange all outstanding stock options to purchase IHS Shares that were granted:

  •
  to certain senior executives; and

  •
  under an Option Plan,

and IHS Shares previously acquired upon the prior exercise of such an option. If you are a current senior executive and you accept this offer, then you will receive the following:

  •
  for every IHS Share underlying your outstanding option with an exercise price lower than $9.42 per share granted under an Option Plan, regardless of whether such options are vested or unvested, you will receive cash in the amount equal to the excess of $9.42 over the per share exercise price of such option;

  •
  for every IHS Share that you previously acquired upon the exercise of an option granted under an Option Plan and currently hold, you will receive $9.42 in cash, which amount (to the extent applicable) will be first applied to the repayment of the principal amount of your loan in connection with your prior option exercise (we will forgive the accrued interest on the principal amount of the plan);

  •
  for every IHS Share that you previously acquired and surrendered in order to satisfy your payroll tax withholding in connection with your prior exercise of an option granted under an Option Plan, you will receive an additional $0.42 in cash; and

  •
  for every three IHS Shares underlying your outstanding options granted under an Option Plan (or previously acquired upon the exercise of an option), regardless of whether such options are vested or unvested, and regardless of their exercise price, you will receive one restricted Company Share upon specified terms and conditions.

        No fractional restricted Company Shares will be issued or delivered pursuant to this Offer. As a result, you may forfeit up to two IHS Shares underlying your options granted under an Option Plan (or previously acquired upon the exercise of such an option) without the grant of a restricted Company Share in exchange.

        To participate in the Offer, your options and/or IHS Shares must be properly tendered before the Expiration Date (as defined below in Section 3 of this Offer Plan). If you choose to accept the Offer, you must tender all of your outstanding options, for the full number of IHS Shares subject to the option, and any IHS Shares that you previously acquired upon exercise of an option.

        If your options and/or IHS Shares are properly tendered and accepted for exchange, then unless we terminate the Offer pursuant to its terms and conditions:

  Restricted Company Shares

        For every three IHS Shares underlying your options granted under the Option Plan (or previously acquired upon the exercise of such an option), you will receive one restricted Company Share. You will receive your restricted Company Shares regardless of whether your options are vested or unvested, and regardless of their exercise price, as soon as reasonably practicable following the Expiration Date.

        Your restricted Company Shares will vest (i.e., become unrestricted) in accordance with the following schedule:

  •
  one-third of the total number of restricted Company Shares that you receive pursuant to this Offer will vest on the 211th day following an IPO of the Company (the vesting of a fractional restricted Company Share will be rounded up to the nearest whole Company Share);

  •
  one-third of the total number of restricted Company Shares that you receive pursuant to this Offer will vest on the first anniversary of an IPO of the Company (the vesting of a fractional restricted Company Share will be rounded up to the nearest whole Company Share);

  •
  the remaining number of restricted Company Shares that you receive pursuant to this Offer will vest on the second anniversary of an IPO of the Company;

  •
  if as of October 1, 2007, you continue to hold any restricted Company Shares, all such restricted Company Shares will vest as of such date.

        However, if you are no longer employed by IHS or the Company as of the applicable vesting date, other than in the case of a termination of your employment resulting from your death or Disability (as defined below), unless the board of directors of the Company (or a committee thereof) determines otherwise, you will forfeit all of your remaining restricted Company Shares as of the date of your termination of employment.

        If your employment with IHS or the Company terminates as a result of your death or Disability (as defined below):

  •
  before the vesting of any of your restricted Company Shares, then all of your restricted Company Shares will vest as of the first day any of your restricted Company Shares would have vested but for the termination of your employment; or

  •
  after the vesting of any of your restricted Company Shares, then all of your remaining restricted Company Shares will vest as of the day of your termination of employment.

        For purposes of this Offer, "Disability" shall mean a mental or physical illness that entitles you to receive benefits under the long-term disability plan of IHS, the Company or a respective affiliate thereof provided that you remain totally disabled for six consecutive months. If you are not covered by such a plan, "Disability" shall be defined by reference to IHS's or the Company's long-term disability policy as if such policy applied to you.

  Cash

        You will receive your applicable cash amount as soon as reasonably practicable following the Expiration Date. If your tender of options and/or IHS shares is accepted prior to the expiration of the Offer, we may, in our sole discretion, pay your cash amount (if applicable) to you prior to the expiration of the Offer.

        You will not be required to be an employee of IHS or the Company to receive your cash.

  Reservation of Rights; Compliance with Law

        We reserve the right to terminate the Offer upon the occurrence of certain events. If the Offer is so terminated, any tendered options and/or IHS Shares will be returned.

        We are not making the Offer to, nor will we accept any tender of options or IHS Shares from or on behalf of, any option holders or holders of IHS Shares in any jurisdiction in which the Offer or the acceptance of any tender of options or shares, or the delivery of restricted Company Shares, would not be in compliance with the laws of such jurisdiction. Without limiting the generality of the foregoing, in order to comply with the laws in which option holders or holders of IHS Shares reside or to which they are subject, our board or the board of directors of the Company, as applicable (or a committee thereof), has the power and authority to:

  (a)
  determine that specified option holders or holders of IHS Shares are not eligible to participate in the Offer;

  (b)
  modify the terms and conditions of the Offer with respect to any option holders or holders of IHS Shares to comply with applicable law;

  (c)
  establish sub-plans, modify procedures relating to the Offer and otherwise make changes to other terms and conditions of the Offer to the extent such actions may be necessary or advisable; and

  (d)
  take any action (including making any necessary or advisable filings) that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, no person may take any action with respect to the Offer that would violate applicable law.

  Change in Control of Us

        If we are acquired during the period between the date when you receive your restricted Company Shares (and, if applicable, cash) and the date when your restricted Company Shares vest, then the vesting of your restricted Company Shares will be accelerated such that you restricted Company Shares will vest in full immediately prior to the closing of the acquisition transaction, and you will participate in the acquisition to the extent of and in the same manner as all other stockholders of the Company.

        For purposes of the Offer, a Change in Control of us will occur upon the occurrence of an event that constitutes a "Change in Control" under the 2004 Omnibus Incentive Plan of the Company.

2.     PURPOSE OF THE OFFER.

        We are currently considering a possible initial public offering. Upon a review of our incentive programs and consultation with our advisors, including our compensation consultants, we believe this Offer will more closely align our programs with the incentive programs of public companies. We are also making this Offer in order to provide you with an opportunity to obtain an equity stake in the Company and, if applicable, cash. The Company is the indirect parent company of IHS and, if there were to be an IPO of the IHS enterprise, it would likely be the Company stock that would be offered and sold to the public.

        NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS AND/OR IHS SHARES, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFER PLAN AND THE RELATED LETTER OF TRANSMITTAL AND TO CONSULT YOUR

OWN LEGAL, INVESTMENT AND/OR TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR OPTIONS AND/OR SHARES.

3.     PROCEDURES FOR TENDERING OPTIONS.

        Proper Tender of Options.    To validly tender your options and/or IHS Shares under the Offer, you must, in accordance with the terms of the Letter of Transmittal, properly complete, duly execute and deliver to us the Letter of Transmittal, or a facsimile. If you possess stock certificate(s) representing IHS Shares that you are tendering, you must also deliver to us the original copy of each such stock certificate together with your Letter of Transmittal. We must receive your Letter of Transmittal, and stock certificate(s) if applicable, before the Expiration Date. You should mail, fax or hand deliver it to:

Susan Auxer
IHS Group Inc.
15 Inverness Way East,
Englewood, Colorado 80112
Telephone No. 303-397-2949
Facsimile No.: 303-792-9034
E-mail: susan.auxer@ihs.com

        The term "Expiration Date" means 11:59 pm, Eastern Time, on Thursday, December 23, 2004, unless and until we, in our sole discretion, have extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date when the Offer, as so extended, expires. See Section 9 of this Offer Plan for a description of our rights to extend, delay, terminate or amend the Offer. If we do not extend the Offer, you will be able to tender your options and/or IHS Shares at any time on or before Thursday, December 23, 2004, including during business hours on that Thursday; however, any options and/or IHS Shares tendered on or after midnight on Friday, December 24, 2004 will not be accepted.

        THE METHOD OF DELIVERY OF YOUR LETTER OF TRANSMITTAL, AND STOCK CERTIFICATE(S) IF APPLICABLE, IS AT YOUR ELECTION AND RISK. IF YOU DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.    We will determine, in our sole discretion, all questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tender of options and/or IHS Shares. Our determination of these matters will be final and binding on all interested persons, including you. We reserve the right to reject any or all tenders of options and/or shares that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly and timely tendered options and/or shares.

        We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular options and/or IHS Shares or any particular option holder or holder of IHS Shares.

        No tender of options and/or IHS Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder or waived by us. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

        Our Acceptance Constitutes an Agreement.    Your tender of options and/or IHS Shares pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Our acceptance for exchange of your options and/or IHS Shares tendered by you pursuant to the Offer will constitute a binding agreement between us and you, upon the terms and subject to the conditions of the Offer.

        No Employment or Other Rights.    The Offer will not confer upon you any right with respect to continuation of employment, consulting relationship or directorship with IHS, the Company or any affiliate thereof, nor shall it interfere in any way with your right or your employer's right to increase or decrease compensation or terminate your employment, consulting relationship or directorship at any time.

        Withholding.    By accepting the Offer, you acknowledge that IHS or the Company, as applicable, is authorized to withhold from any cash, Company Shares or other compensation or other amount owing to you the amount of withholding taxes due in respect of any tax liability that you incur in connection with the Offer and that IHS or the Company, as applicable, may take such other action (including providing for elective payment of such amount in cash or otherwise by you) as may be necessary or advisable to satisfy all obligations for the payment of such taxes.

        Governing law; Jurisdiction and Venue:    By accepting the Offer, you acknowledge that the Offer and any documents ancillary thereto (including this Offer Plan and your Letter of Transmittal) will be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Offer or of such ancillary document, and you are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Offer or such ancillary document.

        Subject to our rights to extend, delay, terminate or amend the Offer, we currently expect that we will accept as soon as reasonably practicable following the Expiration Date all properly tendered options and/or IHS Shares.

4.     ACCEPTANCE OF OPTIONS AND/OR IHS SHARES.

        Upon the terms and subject to the conditions of the Offer and as soon as reasonably practicable following the Expiration Date, we will accept for exchange and will cancel options and/or IHS Shares properly tendered before the Expiration Date.

        For purposes of the Offer, we will be deemed to have accepted for exchange options and/or IHS Shares that are validly tendered when we give oral or written notice to you of our acceptance for exchange of such options and/or IHS Shares, which may be by company-wide (including subsidiaries and our direct parent company) e-mail. Subject to our rights to extend, delay, terminate or amend the Offer, we currently expect that we will accept as soon as reasonably practicable following the Expiration Date all properly tendered options and/or IHS Shares.

        As soon as reasonably practicable after we accept tendered options and/or IHS Shares, we will send to each tendering holder a notice indicating our acceptance of your options and/or IHS Shares

5.     CONDITIONS OF THE OFFER.

        Notwithstanding any other provision of the Offer, we will not be required to accept any options and/or IHS Shares tendered for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any options and/or IHS Shares tendered for exchange, if at any time on or after the commencement date of the Offer and before the Expiration Date:

  •
  any of the following events has occurred, or has been determined by us to have occurred, and

  •
  in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission to act by us), the occurrence of such event(s) makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of options tendered for exchange:

        (a)   there shall have been any action or proceeding (pending or threatened) or any approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or IHS or any of our affiliates, by any court or any agency, authority or tribunal that, in our reasonable judgment, would or might directly or indirectly:

          (1)   make the acceptance for exchange of, or grant of restricted Company Shares for, some or all of the tendered options and/or IHS Shares illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

          (2)   delay or restrict our ability, or render us unable, to accept for exchange, or grant restricted Company Shares for, some or all of the tendered options and/or IHS Shares;

          (3)   materially impair the contemplated benefits of the Offer to us; or

          (4)   materially and adversely affect the business, condition (financial or other), income, operations or prospects of IHS or any of our affiliates, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our affiliates;

        (b)   there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles which could or would require us to record any unexpected compensation expense against our earnings in connection with the Offer for financial reporting purposes; or

        (c)   any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of IHS or any of our affiliates that, in our reasonable judgment, is or may be material to IHS or any of our affiliates and which materially impairs or may materially impair the contemplated benefits of the Offer to us.

        The conditions to the Offer are for our benefit. Before the Expiration Date, we may assert them in our sole discretion, regardless of the circumstances giving rise to them. We may waive them, in whole or in part, at any time and from time to time before the Expiration Date, in our sole discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 5 will be final and binding upon all interested persons, including you.

6.     TERMS OF RESTRICTED AND UNRESTRICTED COMPANY SHARES.

        Number of Company Shares Available for this Offer.    The maximum number of Company Shares available for grant to be received by those whose tendered options and/or IHS Shares have been accepted is the number of Company Shares required to grant all such individuals Company Shares pursuant to the terms of this Offer. Together with the maximum number of Company Shares available for grant under the Offer Plan for non-executives and the Offer Plan for California executives, we currently estimate the maximum number of Company Shares available for grant to be approximately 2,825,000, subject to adjustments for any stock splits, stock dividends and similar events that occur before the grant date of the restricted Company Shares or the vesting of such shares.

        Transferability of Restricted Company Shares.    Generally, you will not be able to sell, transfer, pledge, assign or otherwise alienate or hypothecate your restricted Company Shares, unless the board of directors of the Company (or a committee thereof) permits their transfer. The two exceptions to this general rule are that you will be able to accomplish such transfers:

  •
  by will or by the laws of descent and distribution; or

  •
  to (1) a member of your immediate family (as defined in Rule 16a-1(e) under the U.S. Securities Exchange Act of 1934, as amended from time to time); (2) a trust in which one or more permitted transferees described in clause (1) in the aggregate have more then 50% of the beneficial interest; (3) a foundation in which one or more of the permitted transferees described in clause (1) and you in the aggregate control the management of the assets and (4) any other entity in which one or more permitted transferees described in clause (1) and you in the aggregate own more then 50% of the voting interests; provided that any permitted transferees described in any of the foregoing four clauses will be subject to the same terms and conditions of this Offer to which you are subject (e.g., restrictions on transfer, forfeiture, "put", "call" and "drag-along" rights, etc.).

        Transferability of Vested Company Shares Following an IPO.    Following an IPO of the IHS enterprise, you will be able to freely transfer your Company Shares subject to whatever securities and other applicable laws and policies of the Company (e.g., a trading policy, a share retention policy) or contractual obligations (e.g., an underwriters' lock-up following an IPO), which may apply to you or a transfer of Company Shares by you.

        Transferability of Vested Company Shares Prior to the Occurrence of an IPO.    Except for Company Shares withheld in order to satisfy your tax liability (and subject to the "Put Right", "Call Right" and "Drag-Along Right" described below), if your Company Shares vest prior to the occurrence of an IPO of the IHS enterprise or a Change in Control, you will not be able to sell, transfer, pledge, assign or otherwise alienate or hypothecate your Company Shares, other than by will or by the laws of descent and distribution or to a permitted transferee described above under "Transferability of Restricted Company Shares", unless the board of directors of the Company (or a committee thereof) permits their transfer.

  "Put", "Call" and "Drag-Along" Rights Relating to Company Shares.

        If no IPO or Change in Control occurs on or prior to October 1, 2007 (the "Relevant Date"), then you will have the right and option to sell to the Company, and to cause the Company to purchase, all of the Company Shares held by you as of such date (the "Put Right"). The Put Right may be exercised by you delivering to the Company within 20 calendar days following the Relevant Date written notice (the "Put Notice"). The Company will, by written notice to you, fix a closing date (the "Put Closing Date") for the purchase, which will be not less than two (2) days, but in no event longer than ten (10) days after the date of receipt of the Put Notice. The Company Shares subject to the Put Notice will be purchased by the Company at a purchase price (the "Put Purchase Price") equal to the Fair Market Value (as defined below) of such Company Shares at the Fair Market Value Determination Date (as defined below) immediately preceding the date of the Put Notice. The Put Purchase Price will be payable in cash on the Put Closing Date.

        If no IPO or Change in Control occurs on or prior to the Relevant Date, then the Company has the exclusive right and option to purchase from you, and to cause you to sell, all or a portion of the Company Shares held by you as of such date (the "Call Right"). The Call Right may be exercised by the Company delivering to you within 20 calendar days following the Relevant Date written notice (the "Call Notice"). The Call Notice will indicate the number of Company Shares which the Company intends to purchase from you and the closing date (the "Call Closing Date") for the purchase, which will be not less than two (2) days, but in no event longer than ten (10) days after the date of the Call Notice. The Company Shares subject to the Call Notice will be purchased by the Company at a purchase price (the "Call Purchase Price") equal to the Fair Market Value of such shares at the Fair

Market Value Determination Date immediately preceding the date of the Call Notice. The Call Purchase Price will be payable in cash on the Call Closing Date.

        If a Change in Control occurs prior to an IPO, then the Company has the exclusive right and option to require you to sell or otherwise transfer to the acquiring party(ies) effecting such Change in Control (the "Acquiror") all or a portion of such Company Shares held as of the effective date of such Change in Control, in each case for the same consideration per Company Share and on the same terms and conditions as all other Company stockholders (the "Drag-Along Right"). The Drag-Along Right may be exercised by the Company delivering to you written notice (the "Drag-Along Notice"), specifying the number of shares of Common Stock which will be sold or otherwise transferred by you to the Acquiror, the consideration per Company Share and the closing date for such sale or other transfer, which will be not less than two (2) days after the date of the Drag-Along Notice. The Company Shares subject to the Drag-Along Notice will be sold or otherwise transferred to the Acquiror in accordance with the terms of the Drag-Along Notice.

        For purposes of the Offer, the following terms will have definitions set forth below:

    •
    "Fair Market Value" will mean the fair market value of a Company Share, as determined in good faith by the board of directors of the Company (or a committee thereof). In determining Fair Market Value, such board (or committee) may consider such valuation methodologies and factors as it deems appropriate, which may include one or more of the methodologies and/or factors listed in Exhibit A attached hereto, and, if desired by such board (or committee), may take into consideration the advice of third-party advisors.

    •
    "Fair Market Value Determination Date" will mean the applicable date on which Fair Market Value is determined by the board of directors of the Company (or a committee thereof) for purposes described in the Offer.

        Investment Representations.    The Company may require any person to whom a restricted Company Share is granted, as a condition of receiving such restricted Company Share, to give written assurances to the Company to the effect that such person is acquiring the Company Shares for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable federal, state and foreign securities and other laws.

        Dividends.    To the extent dividends are paid on Company Shares while they remain restricted and subject to vesting, you will be credited with corresponding dividends. The dividends credited to you will be subject to the same restrictions applicable to the restricted Company Shares.

7.     MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of options and/or IHS Shares applicable to U.S. resident holders. This discussion is based on the Internal Revenue Code, its legislative history, Treasury regulations thereunder and administrative and judicial interpretations thereof as of the date of this Offer Plan, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders and holders of IHS Shares (e.g., this summary does not discuss consequences to non-U.S. holders of options or IHS Shares). Therefore, we strongly encourage you to consult your own tax advisor with respect to your individual tax consequences by virtue of participating in the Offer.

        If you tender your options, generally you will have the following tax consequences under current U.S. tax law for federal income tax purposes:

    •
    you will not be required to recognize income at the time that you tender your options or receive your restricted Company Shares in respect of those options (unless you make an election pursuant to Section 83(b) of the Internal Revenue Code to recognize ordinary income with respect to your restricted Company Shares upon receipt);

    •
    when your restricted Company Shares vest, you will recognize ordinary income (subject to withholding in the same manner as other compensation) equal to the fair market value of the Company Shares at the time of their vesting (unless you have earlier made an election pursuant to Section 83(b) of the Internal Revenue Code, in which case you will not have a tax event when your Company Shares vest, but rather, you will recognize capital gain or loss equal to the excess of (or difference between) the fair market value of the Company Shares at the time of their disposition and their fair market value at the time that you made your Section 83(b) election); and

    •
    if you receive any cash in respect of tendered options, then your cash will be taxable as ordinary income.

        If you tender your previously acquired IHS Shares, generally you will have the following tax consequences under current U.S. tax law for federal income tax purposes:

    •
    you will not be required to recognize income at the time that you receive your restricted Company Shares in respect of the IHS Shares that you tender (unless you make an election pursuant to Section 83(b) of the Internal Revenue Code to recognize ordinary income with respect to your restricted Company Shares upon receipt);

    •
    when your restricted Company Shares vest, you will recognize ordinary income (subject to withholding in the same manner as other compensation) equal to the fair market value of the Company Shares at the time of their vesting (unless you have earlier made an election pursuant to Section 83(b) of the Internal Revenue Code, in which case you will not have a tax event when your Company Shares vest, but rather, you will recognize capital gain or loss equal to the excess of (or difference between) the fair market value of the Company Shares at the time of their disposition and their fair market value at the time that you made your Section 83(b) election);

    •
    you will recognize short-term capital gain (taxable at ordinary income rates) when you receive proceeds (i.e., $9.42 per share) in respect of your tendered IHS Shares in an amount equal to the proceeds received minus your tax basis in your IHS Shares (i.e., the fair market value of the IHS Shares when you received them upon exercise of options); and

    •
    when you receive $0.42 per IHS Share that you previously acquired and surrendered in order to satisfy your income tax obligation in connection with your prior exercise of an option granted under an Option Plan, such cash will be taxable as ordinary income (subject to withholding in the same manner as other compensation).

        If we forgive the accrued interest on the principal amount of your loan, generally under current U.S. tax law for federal income tax purposes, you will recognize ordinary income in the amount of the accrued interest for the taxable year in which the accrued interest was forgiven (subject to withholding in the same manner as other compensation).

        WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

8.     NON-U.S. INCOME TAX CONSEQUENCES.

        Tax laws in other countries may differ from those in the United States. We recommend that you consult your own tax advisor with respect to the foreign tax consequences of participating in the Offer.

9.     EXTENSION OF OFFER; TERMINATION; AMENDMENT.

        We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 5 of this Offer Plan has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open, and thereby delay the acceptance for exchange of any options and/or IHS Shares, by giving oral or written notice of such an extension to the option holders and holders of IHS Shares and making a public announcement of such an extension.

        We also expressly reserve the right, in our sole discretion, before the Expiration Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any options and/or IHS Shares tendered for exchange upon the occurrence of any of the conditions specified in Section 5 of this Offer Plan, by giving oral or written notice of such termination or postponement to the option holders and holders of IHS Shares and making a public announcement thereof.

        Amendments to the Offer may be made, at any time and from time to time, by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 am, Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any company-wide announcement made pursuant to the Offer will be disseminated promptly to option holders and holders of IHS Shares in a manner reasonably designed to inform holders of such change. Any company-wide announcement most likely would be made by e-mail.

        If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we may extend the Offer.

EXHIBIT A

VALUATION METHODOLOGIES

        The board of directors of the Company (or a committee thereof) will determine the Fair Market Value of Company Shares in good faith in its sole discretion. In order to determine Fair Market Value in the absence of a public trading market, such board (or committee) will consider the following methodologies in determining Fair Market Value.

1.
A specific valuation calculation using the Discounted Future Returns approach will be completed. This approach is based on historical and projected financial performance, normalized for non-recurring gains and losses. This methodology presumes that the value of the Company is equal to the present value of projected future earnings, plus the present value of the estimated residual worth.

2.
An analysis of the valuation of competitors and/or comparable public company's will be completed. This approach will emphasize the ratios of: a) price to normalized EBITDA, b) price to normalized net income, and c) price to sales. Consideration will then be given to whether any adjustments are necessary to more closely align the valuation multiples with the Company.

3.
Such board (or committee) will assess relevant economic and industry factors applicable to each of the major divisions and consider their impact on valuation.

4.
Such board (or committee) will assess whether there are other known purchase / sale transactions of analogous businesses or business segments where specific information is public or otherwise available and assess the affect this information may have on the valuation of the Company.

5.
Such board (or committee) will evaluate current offers to purchase the Company, if any, and determine what effect this information may have on the valuation of the Company.

6.
Such board (or committee) may consider the range of valuation of the Company's equity using one or more other equity valuation techniques, as such board (or committee) deems appropriate. Such board (or committee) may also, if it deems appropriate, take into consideration the advice of third party advisors.

7.
In the case of a Change in Control, the Fair Market Value of the Company will equal the sale price received for the Company by the selling entity, net of transaction expenses. In the event the Change in Control involves the sale of the Company, together with affiliates that are not the Company's subsidiaries, such board (or committee) will determine in its sole discretion the amount of the sale price allocable to the sale of the Company.

  Such board (or committee) will assess the range of valuations indicated by the above methodologies and select what it deems to be the most representative indicator of fair market value.

QuickLinks

  Exhibit 10.15
  [EXECUTIVE]
OFFER UNDER THE NON-QUALIFIED STOCK OPTION PLAN (EFFECTIVE DECEMBER 1, 1998) AND THE 2002 NON-QUALIFIED STOCK OPTION PLAN OF IHS GROUP INC.
THIS OFFER WILL EXPIRE AT 11:59 PM, EASTERN TIME, ON THURSDAY, DECEMBER 23, 2004, UNLESS IHS GROUP INC. EXTENDS THE OFFER.
TABLE OF CONTENTS
SUMMARY TERM SHEET
INTRODUCTION
THE OFFER
EXHIBIT A VALUATION METHODOLOGIES